Exhibit 23.1

Consent of Independent Certified Public Accountants

We have issued our report dated December 15, 2017 with respect to the combined abbreviated financial statements of Enterprise Information Solutions, a business of McKesson Corporation, included in the Current Report on Form 8-K/A of Allscripts Healthcare Solutions, Inc. filed on December 15, 2017, which is incorporated by reference in the registration statements on Form S-3 (No. 333-188901) and on Form S-8 (Nos. 333-37238, 333-90129, 333-104416, 333-59212, 333-135282, 333-141600, 333-154775, 333-167846, 333-175053, 333-175819, 333-188902, 333-196415 and 333-218174) of Allscripts Healthcare Solutions, Inc.  We consent to the incorporation by reference of the aforementioned report in the registration statements on Form S-3 (No. 333-188901) and on Form S-8 (Nos. 333-37238, 333-90129, 333-104416, 333-59212, 333-135282, 333-141600, 333-154775, 333-167846, 333-175053, 333-175819, 333-188902, 333-196415 and 333-218174) of Allscripts Healthcare Solutions, Inc.

/s/ Grant Thornton LLP

December 15, 2017

Fort Lauderdale, Florida